Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), constitutes and appoints Sandra Leung, General Counsel and Corporate Secretary of the Company, and her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on an unallocated basis of the Company’s securities, including debt securities, preferred stock, common stock and hybrid securities (including depositary shares and convertible or exchangeable securities); and warrants to purchase debt or equity securities of the Company; including specifically but without limiting the generality of the foregoing, power and authority (i) to sign the name of each of the undersigned in their capacities to one or more registration statements on Form S-3 or such other form as such attorney-in-fact may deem necessary or desirable (including any registration statement filed pursuant to Rule 462 under the Act), and to any and all amendments and post-effective amendments and supplements to any such registration statements, and to any and all instruments or documents filed as part of or in connection with any such registration statements or amendments or supplements thereto, and (ii) to file the same with all exhibits thereto with the Securities and Exchange Commission; hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorney-in-fact or agent shall do or cause to be done by virtue hereof.

This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware. The execution of this Power of Attorney is not intended to, and does not, revoke any prior powers of attorney. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated on July 26, 2012.

Signature	Title

/s/ Lamberto Andreotti Lamberto Andreotti	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Charles Brancroft Charles Bancroft	Chief Financial Officer (Principal Financial Officer)

/s/ Joseph C. Caldarella Joseph C. Caldarella	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ James M. Cornelius James M. Cornelius	Chairman of the Board of Directors

/s/ Lewis B. Campbell Lewis B. Campbell	Director

/s/ Louis J. Freeh Louis J. Freeh	Director

/s/ Laurie H. Glimcher, M.D. Laurie H. Glimcher, M.D.	Director

/s/ Michael Grobstein Michael Grobstein	Director

/s/ Alan J. Lacy Alan J. Lacy	Director

/s/ Vicki L. Sato Vicki L. Sato, Ph.D.	Director

/s/ Elliott Sigal Elliott Sigal, M.D., Ph.D.	Director

/s/ Gerald L. Storch Gerald L. Storch	Director

/s/ Togo D. West, Jr. Togo D. West, Jr.	Director

/s/ R. Sanders Williams R. Sanders Williams, M.D.	Director